Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the GeneDx
Holdings Corp. Amended and Restated 2021 Equity Incentive Plan and GeneDx Holdings Corp. 2021 Employee
Stock Purchase Plan of our report dated February 23, 2024, with respect to the consolidated financial statements of
GeneDx Holding Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

February 23, 2024